UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2006

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

William E. Hantke and Paul W. Hobby were appointed to the Board of Directors of NRG Energy, Inc., or NRG, effective March 8, 2006 (See Item 5.02 below). On March 8, 2006, Messrs. Hantke and Hobby each received a grant of deferred stock units in an amount equal to $88,000 divided by the closing price of NRG’s common stock on March 8, 2006. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock. The deferred stock units issued to Mr. Hantke will be exchanged for such Common Stock on a one-to-one basis on the following schedule, 25% on March 1, 2007, 25% on March 1, 2008, 25% on March 1, 2009, and 25% on March 1, 2010. The deferred stock units issued to Mr. Hobby will be exchanged for such Common Stock on a one-to-one basis on Janaury 1, 2008. Messrs. Hantke and Hobby will also receive compensation consistent with that received by NRG’s other directors as disclosed in an exhibit to NRG’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) William E. Hantke was appointed to the Board of Directors of NRG, as well as the Audit and Nuclear Oversight Committees of the Board of Directors, effective March 8, 2006. There are no arrangements or understandings between Mr. Hantke and any other persons pursuant to which he was elected. There are no transactions involving NRG and Mr. Hantke that would be required to be reported by Item 404(a) of Regulation S-K. Prior to joining NRG’s Board of Directors, Mr. Hantke served as Executive Vice President and Chief Financial Officer of Premcor, Inc., a refining company, from February 2002 until December 2005. Mr. Hantke was Corporate Vice President of Development of Tosco Corporation, a refining and marketing company, from September 1999 until September 2001, and he also served as Corporate Controller from December 1993 until September 1999. Prior to that position, he was employed by Coopers & Lybrand as Senior Manager, Mergers and Acquisitions from 1989 until 1990. He also held various positions from 1975 until 1988 with AMAX, Inc., including Corporate Vice President, Operations Analysis and Senior Vice President, Finance and Administration, Metals and Mining. He was employed by Arthur Young from 1970 to 1975 as Staff/Senior Accountant.

Paul W. Hobby was appointed to the Board of Directors of NRG, as well as the Commercial Operations Oversight and Nuclear Oversight Committees of the Board of Directors, effective March 8, 2006. There are no arrangements or understandings between Mr. Hobby and any other persons pursuant to which he was elected. There are no transactions involving NRG and Mr. Hobby that would be required to be reported by Item 404(a) of Regulation S-K. Mr. Hobby is the Managing Partner of Genesis Park, L.P., a Houston-based private equity business specializing in technology and communications investments which he helped to form in 2000. In that capacity, he serves as the Chief Executive Officer of Alpheus Communications, Inc, a Texas wholesale telecommunications provider, and as Former Chairman of CapRock Services, Corp., the largest provider of satellite services to the global energy business. From November 1992 until January 2001, he served as Chairman and Chief Executive Officer of Hobby Media Services and was Chairman of Columbine JDS Systems, Inc. from February 1995 until November of 1997. He was an Assistant U.S. Attorney for the Southern District of Texas from October 1989 to May 1992, Chief of Staff to the Lieutenant Governor of Texas, Bob Bullock, in 1991 and an Associate at Fulbright & Jaworski from 1986 to 1989. Mr. Hobby is also a director of EGL, Inc. and Stewart Information Services Corporation (Stewart Title). He is a graduate of the University of Virginia and the University of Texas School of Law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

March 10, 2006	By:	/s/ Timothy W. J. O'Brien

Name: Timothy W. J. O'Brien
Title: Vice President and General Counsel